Exhibit 99.1

( BW)(CA-OSI-SYSTEMS)(OSIS) OSI Systems to Acquire Spacelabs Medical

Business Editors

HAWTHORNE, Calif.—(BUSINESS WIRE)—Jan. 5, 2004—OSI Systems, Inc. (Nasdaq:OSIS):

•	Spacelabs had estimated 2003 revenues of approximately $150 million

•	OSI Systems anticipates significant long run manufacturing synergies

OSI Systems, Inc. (Nasdaq:OSIS) announced today that it has signed a definitive agreement to purchase Issaquah, Washington based Spacelabs Medical, a leading global manufacturer and distributor of patient monitoring and clinical information systems for approximately $57 million in cash. The final purchase price is subject to closing adjustments.

Spacelabs is a unit of Instrumentarium Corporation, which GE Medical Systems acquired in October 2003. To complete the acquisition of Instrumentarium, GE agreed with required regulatory agencies to divest Spacelabs’ business worldwide. In addition, GE committed to provide the acquirer of Spacelabs with the rights to distribute and market certain GE products and accessories.

Spacelabs’ 2003 unaudited revenues are estimated to be approximately $150 million and its unaudited tangible net assets have a book value in excess of $70 million. Spacelabs will operate as a wholly owned subsidiary of OSI Systems and maintain its own presence in a similar capacity as other existing OSI subsidiaries such as Dolphin Medical, Inc. and Osteometer MediTech, Inc. Following the acquisition, Spacelabs will continue to be managed by Richard Atkin, who will serve as the president of the new subsidiary. The key individuals in the Spacelabs management team are being retained by OSI Systems as part of this transaction.

Depending upon when the transaction closes, the acquisition is expected to have a neutral to slightly negative impact on OSI’s earnings for the fiscal year ending June 30, 2004, however the transaction is anticipated to have a positive contribution to OSI Systems’ earnings for fiscal 2005. Closing of the transaction is anticipated in early 2004 and is subject to approval by regulatory agencies, including the European Commission and the U.S. Department of Justice. It is OSI management’s intention to provide further details upon closing of this transaction through a conference call, details of which will be announced.

Deepak Chopra, Chairman and CEO of OSI Systems, Inc., said, “Diversification and vertical integration have always formed the cornerstone of our business philosophy. Spacelabs represents an attractive opportunity for us to build a larger presence in our identified target end-product market of medical monitoring systems. We have built up our security and inspection group through acquisitions and organic growth, and have been pleased by that business’s continued success. We have also recently upgraded our core manufacturing businesses through acquisitions and remain at the forefront of advanced electronics design and systems development. By adding a successful and innovative company like Spacelabs to our organization, we are able to significantly strengthen our presence in medical monitoring, which will now join security and manufacturing as a key platform to drive our company’s growth.

”The OSI family looks forward to welcoming Spacelabs, its employees, and its customers. We will work towards further strengthening the company and recognizing business synergies. We have identified Spacelabs manufacturing that is currently outsourced that can, over time, offer significant opportunities for internalization within the OSI Systems group of companies.”

Richard Atkin, President of Spacelabs, said, “We welcome the acquisition of Spacelabs by OSI Systems and look forward to being part of this dynamic and innovative group of companies. OSI will enable us to further strengthen our position as an industry leader in patient monitoring systems.”

Atkin continued, “This is an exciting time for Spacelabs, for our customers and for the industry. We are committed to delivering customer value and to providing innovative solutions that assist care teams in achieving improved outcomes and clinical efficiencies. Being part of the OSI group will help us to achieve these objectives.”

Commenting on the purchase of Spacelabs by OSI Systems, Dan Goldberger, President of OSI Systems existing medical group comprised of Dolphin Medical and Osteometer, said, “OSI Systems’ continued commitment to its medical portfolio will ultimately result in increased market presence and customer awareness.”

OSI Systems Inc.

OSI Systems Inc. is a diversified global developer, manufacturer and seller of security and inspection systems, medical monitoring products, and optoelectronic-based components and systems. The company has more than 30 years of optoelectronics experience, and through its family of subsidiaries, competes in three specific growth areas: OEM Manufacturing, Security and Inspection Systems, and Medical Devices. For more information on OSI Systems Inc. or any of its subsidiary companies, visit www.osi-systems.com.

Spacelabs Background

Spacelabs is a leading, global manufacturer and distributor of patient monitoring and clinical information systems for use primarily in hospitals. Spacelabs’ principal products encompass patient monitoring systems, network and connectivity solutions, ambulatory blood pressure (ABP) monitors and medical data services.

Spacelabs was co-founded by Ben Ettelson and James A. Reeves in 1958 to collaborate with the U.S. Air Force (NASA) in developing systems to monitor the vital signs of astronauts in space. As one of the contractors for the Gemini Manned Spaceflight Program, the company provided miniaturized signal conditioners to measure temperature, respiration and cardiac activity. On their historic Gemini IV flight, astronauts James A. McDivitt and Edward H. White II wore this equipment to assure proper evaluation of their health and performance in space.

In the mid-1960’s Spacelabs began making the transition from monitoring in space to monitoring in hospitals. In 1968, Spacelabs introduced its first systems for Intensive Care Unit (“ICU”) and Critical Care Unit (“CCU”) monitoring. In 1979, Spacelabs introduced a product that was to change the direction of critical care monitoring: bedside arrhythmia detection in a monitoring module. For the first time, true arrhythmia data was available, by class, for physician review at the bedside.

Throughout the 1980s and 1990s, Spacelabs launched several important new product lines that brought many innovations which have dramatically changed the course of patient monitoring including touchscreen controls, Ethernet communication and “smart modules” that optimize flexibility and upgradeability. In addition, Spacelabs developed new architecture that allowed patient monitors to be integrated with enterprise wide clinical information systems.

Spacelabs was previously purchased by Finland-based hospital equipment supplier Instrumentarium Corporation in July of 2002.

Based in Issaquah, WA, Spacelabs also sells disposable and replaceable supplies and services to support its products. Spacelabs has an installed base of approximately 100,000 patient monitoring units worldwide, including approximately 60,000 patient monitoring units in the U.S. and approximately 10,000 units in Europe. The annual replacement value of these units is estimated to be $230 million. In addition, there are approximately 30,000 additional ABP monitors installed on a worldwide basis. The Spacelabs business includes approximately 720 employees worldwide. For more information, visit www.spacelabs.com.

“This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include information regarding our expectations, goals or intentions about the future, including, but not limited to, statements regarding the acquisition of Spacelabs, the retention of the Spacelabs management team, the impact of the acquisition on the earnings of OSI Systems, Inc., government and regulatory agency reviews of the acquisition, and opportunities for internalizing currently outsourced Spacelabs manufacturing within the OSI Systems group of companies. The actual results may differ materially from those described in or implied by any forward-looking statement. Other important factors are set forth in our Securities and Exchange Commission filings. All forward-looking statements speak only as of the date made, and we undertake no obligation to update these forward-looking statements.”

CONTACT: For OSI Systems, Inc.

Sanjay Sabnani, 310-349-2245

sanjay@typcap.com

or

For Spacelabs Medical

Rachel Lankester, +44 207 067 0747

rlankester@webershandwick.com